UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007 (January 22, 2007)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 22, 2007, Revlon, Inc. (‘‘Revlon’’), the parent of Revlon Consumer Products Corporation (‘‘RCPC’’), issued a press release (the ‘‘Expiration Press Release’’) announcing the expiration of its previously-announced $100 million rights offering and related private placement (together the ‘‘$100 million rights offering’’) and that such rights offering was significantly over-subscribed. On January 25, 2007, Revlon issued a press release announcing the consummation of the $100 million rights offering (the ‘‘Consummation Press Release’’ and, together with the Expiration Press Release, the ‘‘Press Releases’’).

Copies of the Press Releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

In completing the $100 million rights offering, Revlon will have issued an additional 95,238,095 shares of its Class A common stock, including 37,847,472 shares sold to public shareholders (other than MacAndrews & Forbes Holdings Inc., Revlon’s parent company, which is wholly-owned by Ronald O. Perelman (together with its affiliates, ‘‘MacAndrews & Forbes’’)) and 57,390,623 shares sold to MacAndrews & Forbes in a private placement directly from Revlon pursuant to a Stock Purchase Agreement between Revlon and MacAndrews & Forbes, dated as of December 18, 2006, previously-disclosed in Revlon’s Current Report on Form 8-K filed with the Securities and Exchange Commission (‘‘Commission’’) on December 18, 2006. The shares sold to MacAndrews & Forbes represent the number of shares of Revlon’s Class A common stock that MacAndrews & Forbes would otherwise have been entitled to purchase pursuant to its basic subscription privilege in the $100 million rights offering (which was approximately 60% of the shares of Revlon’s Class A common stock sold in the $100 million rights offering).

As a result of completing the $100 million rights offering, Revlon’s total number of outstanding shares of Class A common stock will have increased to 476,688,940 shares and the total number of shares of Revlon’s common stock outstanding, including Revlon’s existing 31,250,000 shares of Class B common stock, will have increased to 507,938,940 shares. Following the completion of these transactions, MacAndrews & Forbes beneficially owns approximately 58% of Revlon’s outstanding Class A common stock and approximately 60% of Revlon’s total outstanding common stock, which shares together represent approximately 74% of the combined voting power of such shares.

The Press Releases also announced that RCPC will redeem approximately $50 million aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008 (the ‘‘Notes’’) with approximately $50 million of the proceeds of the $100 million rights offering. The Notes will be redeemed on February 22, 2007.

In connection with the redemption of the Notes, Revlon announced that a copy of the irrevocable notice of redemption was mailed on January 23, 2007 to the record holders of the Notes being redeemed by U.S. Bank Trust National Association, the trustee under the indenture governing the Notes.

A copy of the notice of redemption is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

In addition, the Press Releases announced that on or about January 25, 2007, RCPC used the remainder of such proceeds to repay approximately $43 million of indebtedness outstanding under RCPC’s $160 million revolving credit facility (which represented all of the indebtedness outstanding under this facility at that time), without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the $100 million rights offering, with the remaining approximately $5 million available for general corporate purposes.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Press Releases and notice of redemption attached hereto as Exhibits 99.1, 99.2 and 99.3 shall be deemed to be ‘‘furnished’’ to the Commission and not be deemed to be ‘‘filed’’ with the Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 3.02. Unregistered Sales of Equity Securities

The shares of Revlon’s Class A common stock sold directly to MacAndrews & Forbes in the private placement described in Item 7.01 above were not registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

As MacAndrews & Forbes is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, such shares were sold to MacAndrews & Forbes in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act. Appropriate restrictive legends were affixed to the certificates representing the shares of Class A common stock sold to MacAndrews & Forbes in the private placement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated January 22, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Commission on January 25, 2007).
99.2	Press Release dated January 25, 2007 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Commission on January 25, 2007).
99.3	Notice of Redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman
	Name:	Robert K. Kretzman
	Title:	Executive Vice President Chief Legal Officer and General Counsel

Date: January 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 22, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Commission on January 25, 2007).
99.2	Press Release dated January 25, 2007 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Revlon, Inc. furnished to the Commission on January 25, 2007).
99.3	Notice of Redemption.